UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8-K/A

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2009

ACCESS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-9314	83-0221517
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 Stemmons Freeway, Suite 176, Dallas, Texas	75207
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(214) 905-5100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

/ /	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/ /	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/ /	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/ /	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Access Pharmaceuticals, Inc (“Access”) filed a Current Report on Form 8-K with the Securities and Exchange Commission on March 2, 2009 (the “Initial Filing”), relating to the entry into and the completion of Access’ acquisition of MacroChem Corporation (“MacroChem”), a Delaware corporation.

This Amendment No. 1 to the Initial Filing on Form 8-K/A is being filed solely to amend and restate Item 9.01 of the Initial Filing to include MacroChem’s consolidated financial statements and pro forma financial information required by Item 9.01 of Form 8-K. The registrant has amended and restated the Initial Filing for the inclusion of the foregoing consolidated financial statements and pro forma financial statements. Except as set forth above, no other changes are being made to the Initial Filing.

ITEM 9.01       FINANCIAL STATEMENTS AND EXHIBITS

 (a) Financial Statements of Business Acquired

MacroChem Corporation’s audited consolidated financial statements for December 31, 2008 are included in this Form 8-K/A. The statements were audited by Whitley Penn LLP.

(b) Pro Forma Financial Information

The following unaudited pro forma condensed combined financial statements apply to the merger between MacroChem and Access, by which MacroChem became a wholly owned subsidiary of Access, and are based upon the historical condensed consolidated financial statements and notes thereto (as applicable) of Access and MacroChem. The unaudited pro forma condensed combined balance sheet gives pro forma effect to the merger as if the merger had been completed on December 31, 2008 and combines Access’ and MacroChem’s December 31, 2008 audited consolidated balance sheets. The unaudited pro forma condensed combined statement of operations gives pro forma effect to the merger as if it had been completed on January 1, 2008 and combines Access’ and MacroChem’s audited consolidated statements of operations for the year ended December 31, 2008.

 On February 25, 2009, we closed our acquisition of MacroChem Corporation through the issuance of an aggregate of approximately 2.5 million shares of our common stock. Prior to our acquisition of MacroChem, SCO, an investment company, held a majority of Access’ and MacroChem’s voting stock.  Specifically, SCO owned 53% of the voting stock of Access and 63% of the voting stock of MacroChem. A non-controlling interest of 37% existed at the merger date of MacroChem. In addition, certain members of SCO’s management serve on the board of directors of both Access and MacroChem. Based on these facts, Access and MacroChem were deemed under the common control of SCO. As the entities were deemed under common control, the acquisition was recorded using the pooling-of-interest method and beginning in 2009, the financial information for all periods presented will reflect the financial statements of the combined companies in accordance with Appendix D of Statement of Financial Accounting Standards No. 141R (SFAS 141R), “Business Combinations,” for entities under common control.

Upon acquisition, all outstanding warrants and any other dilutive instruments in MacroChem’s stock were cancelled. The in-the-money warrants converted with the common stock. In addition to the merger, the noteholders of MacroChem agreed to exchange their notes and interest due on the notes in the total amount of $859,000 for 859,000 restricted shares of the Access’ common stock. The value of the shares issued was determined based on the carrying value of the debt, which was established to be the more readily determinable fair value.

In addition, we issued 125,000 shares of Access common stock valued at $197,000 to former executives of MacroChem for the settlement of employment agreements.

In connection with the exchange of equity interests, $106,000 in merger costs were expensed.

The pro forma adjustments are based upon available information and certain assumptions that Access believes are reasonable under the circumstances.
i)
ii) Total consideration paid in connection with the acquisition included:

  · Approximately 2.5 million shares of Access common stock was issued to the common shareholders and the in-the-money ($0.01) warrant holders of MacroChem as consideration having a value of approximately $3.5 million (the value was calculated using Access’ stock price on February 25, 2009 times the shares issued);

•	an aggregate of $106,000 in direct transaction costs; and
•	cancelled receivable from MacroChem of $635,000.
iii)
These unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and related notes contained in the annual, quarterly and other reports filed by Access and MacroChem with the Securities and Exchange Commission.

Pro Forma Condensed Combined Balance Sheet
As of December 31, 2008
(Unaudited)

Historical

	Access	MacroChem	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets
Cash and cash equivalents	$2,663,000	$14,000			$2,677,000
Receivables	147,000	-			147,000
Receivables due from MacroChem	635,000	-	(635,000)	(f)	-
Prepaid expenses and other current expenses	105,000	70,000			175,000
Total current assets	3,550,000	84,000			2,999,000

Property and equipment, net	87,000	8,000			95,000
Patents net	542,000	457,000			999,000
Other assets	78,000	-			78,000
Total assets	$4,257,000	$549,000			$4,171,000

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$1,970,000	$1,317,000	106,000	(e)	$3,393,000
Accrued expenses	748,000	547,000			1,295,000
Dividends payable	1,896,000	-			1,896,000
Accrued interest payable	128,000	17,000	(17,000)	(b)	128,000
Current portion of deferred revenue	164,000	5,000	(5,000)	(d)	164,000
Notes payable	-	825,000	(825,000)	(b)	-
Payables due Access	-	635,000	(635,000)	(f)	-
Total current liabilities	4,906,000	3,346,000			6,876,000

Long-term deferred revenue	2,245,000	24,000	(24,000)	(d)	2,245,000
Warrants liability	-	104,000	(104,000)	(d)	-
Long-term debt	5,500,000	-			5,500,000
Total liabilities	12,651,000	3,474,000			14,621,000

Stockholders’ equity (deficit)
Preferred stock	-	-			-
Common stock	70,000	459,000	25,000 8,000 1,000 (459,000)	(a) (b) (c) (d)	104,000
Additional paid-in capital	127,482,000	97,763,000	508,000 834,000 196,000	(a) (b) (c)	226,783,000
Notes receivable from stockholders	(1,045,000)				(1,045,000)
Treasury stock, at cost	(4,000)	(59,000)	59,000	(d)	(4,000)
Accumulated deficit	(134,897,000)	(101,088,000)	(197,000)	(c)	(236,288,000)
			(106,000)	(e)
Total stockholders’ equity (deficit)	(8,394,000)	(2,925,000)			(10,450,000)
Total liabilities and stockholders’ equity (deficit)	$4,257,000	$549,000			$4,171,000

See accompanying Notes to Pro Forma Condensed Combined Balance Sheet

Notes to Pro Forma Condensed Combined Balance Sheet

Note 1: The above statement gives effect to the following pro forma adjustments necessary to reflect the merger of Access and MacroChem, entities deemed under common control, as if the transaction had occurred December 31, 2008.

a)
To record the exchange, for accounting purposes, by MacroChem shareholders of their common stock and in-the-money warrants for 2,500,000 shares of Access and $508,000 impact of pro-forma adjustments to additional paid-in capital.

b)	To record Access common stock exchanged for notes payable of $825,000 and accrued interest of $17,000.

c)	To record Access common stock issued to former executives of MacroChem for the settlement of employment agreements.

d)	To eliminate the common stock, treasury stock, warrant liabilities and deferred revenue of MacroChem.

e)	To record $106,000 in merger costs.

f)	To eliminate intercompany notes payable/receivable of $635,000.

After the consummation of the transactions described herein, Access had 100,000,000 common shares authorized, approximately 10,434,474 common shares issued and outstanding, 2,000,000 preferred shares authorized with approximately 3,242.8617 shares of Series A cumulative Convertible Preferred Stock issued and outstanding, convertible into 10,809,539 shares of Access common stock.

Pro Forma Condensed Combined Statement of Operations
For the Twelve Months Ended December 31, 2008
(Unaudited)

Historical

	Access	MacroChem	Pro Forma Combined

Revenues	$291,000	$4,000	$295,000

Expenses
Research and development	12,613,000	10,622,000	23,235,000
General and administrative	4,340,000	3,123,000	7,463,000
Depreciation and amortization	253,000	71,000	324,000
Total expenses	17,206,000	13,816,000	31,022,000

Loss from operations	(16,915,000)	(13,812,000)	(30,727,000)

Interest and other income	178,000	33,000	211,000
Interest and other expenses	(478,000)	(433,000)	(911,000)
Change in fair value of warrants liability	-	3,972,000	3,972,000
	(300,000)	3,572,000	3,272,000

Net loss	(17,215,000)	(10,240,000)	(27,455,000)

Less preferred stock dividends	(3,358,000)	-	(3,358,000)
Net loss allocable to common stockholders	$(20,573,000)	$(10,240,000)	$(30,813,000)

Basic and diluted loss per common share Loss from operations allocable to all common stockholders	$(3.51)	$(0.26)	$(3.31)

Weighted average basic and diluted common shares outstanding	5,854,031	38,934,207	9,321,031

Notes to Pro Forma Condensed Combined Statement of Operations

Note 1: The above statement gives effect to the merger of Access and MacroChem, as if the merger had occurred on January 1, 2008.

Note 2: The pro forma combined-weighted average number of common outstanding shares is based on the weighted average number of shares of common stock of Access during the period plus those shares to be issued in conjunction with the merger. A reconciliation between Access' historical weighted average shares outstanding and pro forma weighted average shares outstanding and pro forma weighted average shares outstanding is as follows:

Historical	5,854,031
MacroChem equivalent shares giving effect to the merger	2,500,000
Shares issued to former MacroChem executives	125,000
Shares issued for notes payable and interest	842,000
Total	9,321,031

(c) Exhibits

Number	Title
23.1	Consent of Independent Public Accounting Firm
99.1	Financial statements of MacroChem Corporation at December 31, 2008
99.2	Press Release dated February 26, 2009 entitled “Access Pharmaceuticals Closes Acquisition of MacroChem Corporation”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                  /s/ Stephen B. Thompson
By:	Stephen B. Thompson
Vice President, Chief Financial Officer

Date:  August 25, 2009

Exhibit Index

Exhibit No.                                                                                                                                               Description

23.1                                                      Consent of Independent Public Accounting Firm
99.1                                                      Financial Statements of MacroChem Corporation at December 31, 2008
99.2                                                      Press release issued by Access Pharmaceuticals, Inc. dated February 25, 2009.